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                                                                       Exhibit 5


              [Letterhead of Winthrop, Stimson, Putnam & Roberts]


                               February 12, 1999


Orange and Rockland Utilities, Inc.
One Blue Hill Plaza
Pearl River, New York  10965

Ladies and Gentlemen:

     We have acted as counsel to Orange and Rockland Utilities, Inc. (the "Company"), a New York corporation, in connection with its filing on February 12, 1999, with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") with respect
to $45,000,000 aggregate principal amount of the Company's    % Debentures Due
2029 (Series G) (the "Series G Debentures") for issuance pursuant to Rule 430A under the Securities Act of 1933 (the "Securities Act"). The Series G
Debentures are to be issued pursuant to the Indenture dated as of March 1, 1990, as supplemented and amended by four supplemental indentures, and further supplemented and amended by a Fifth Supplemental Indenture dated as of March 1, 1999, between The Bank of New York, as trustee (the "Trustee") and the Company (collectively, the "Indenture").

     For purposes of this opinion, we have (i) examined copies of the Registration Statement and exhibits thereto, the Indenture and such board resolutions, corporate documents, records and other instruments as we have deemed necessary for the purposes of this opinion and (ii) assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. For such purposes, we have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto (including the Company). In rendering this opinion, we have assumed the validity of, and relied upon, the representations of the Company as to certain factual matters relevant hereto.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

           When, as and if (i) the applicable provisions of the Securities Act and the securities or "blue sky" laws of various states shall have been complied with, (ii) the

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     Registration Statement shall have become effective, (iii) the Indenture shall have been duly authorized, executed, delivered and qualified pursuant to the provisions of the Trust Indenture Act of 1939 and (iv) the Series G Debentures shall have been duly authorized, executed, authenticated and delivered on behalf of the Company in accordance with the Indenture against the consideration to be paid by the purchasers thereof, then the Series G Debentures will be legally issued and will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium and other laws relating to or affecting generally the enforcement of creditors' rights and subject to general principles of equity (whether considered in a proceeding at law or in equity) and by an implied covenant of good faith and fair dealing.

     We are members of the bar of the State of New York and do not express any opinion herein as to any laws other than the laws of the State of New York.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,


                                        /s/ Winthrop, Stimson, Putnam & Roberts